UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting held on April 22, 2016, three proposals were submitted to the Company’s stockholders. The final voting results of these proposals were as follows:

Proposal 1

The Company’s stockholders elected the following ten directors to serve for a one-year term ending at the 2017 Annual Meeting, or until their respective successors are elected and qualified. The voting results are set forth below.

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Barbara T. Alexander	51,980,576	14,821	17,786	2,336,972
Stewart Bainum, Jr.	51,905,860	83,181	24,142	2,336,972
William L. Jews	50,608,483	1,387,761	16,939	2,336,972
Stephen P. Joyce	51,962,062	25,815	25,306	2,336,972
Monte J. M. Koch	51,696,253	300,205	16,725	2,336,972
Liza K. Landsman	51,983,092	16,533	13,588	2,336,972
Scott A. Renschler	51,974,407	25,084	13,692	2,336,972
Ervin R. Shames	51,673,133	322,864	17,186	2,336,972
Gordon A. Smith	51,965,381	31,420	16,382	2,336,972
John P. Tague	51,974,331	21,182	17,670	2,336,972

Proposal 2

The Company’s stockholders approved an advisory vote on executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
51,718,441	251,326	43,416	2,336,972

Proposal 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
54,321,952	16,103	12,100	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2016	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel & Corporate Secretary